CONSENT OF ALSTON & BIRD, LLP, COUNSEL FOR THE REGISTRANT

We hereby consent to the use of our name and the references to our firm under the caption “Legal Counsel” included in or made a part of the Registration Statement on Form N-14 of Northern Lights Fund Trust II under the Securities Act of 1933, as amended.

Alston & Bird LLP

By: /s/ David J. Baum

A Partner

Washington, DC

November 9, 2018